UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 3, 2009
Penson Worldwide, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32878 (Commission File Number)	75-2896356 (I.R.S. Employer Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 214-765-1100
Not Applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
          On June 3, 2009, Penson Worldwide, Inc. (“Penson” or the “Company”) completed the offering of $60 million aggregate principal amount of its 8.00% Senior Convertible Notes due 2014 (the “Notes”). The $60 million aggregate principal amount of Notes includes $10 million aggregate principal amount of Notes issued in connection with the exercise in full by the initial purchasers, J.P. Morgan Securities Inc. and Morgan Keegan & Company Inc., of their over-allotment option.
          In connection with the offering of the Notes, Penson entered into an Indenture, dated June 3, 2009, with U.S. Bank National Association, as trustee (the “Indenture”). The following summary of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full texts of the Indenture and the global certificate representing the Notes, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.
          The Notes will bear interest at a rate of 8.00% per year. Interest on the Notes is payable semi-annually in arrears on June 1 and December 1 of each year, beginning December 1, 2009. The Notes will mature on June 1, 2014, subject to earlier repurchase or conversion.
          Holders may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date for such Notes under the following circumstances: (1) during any fiscal quarter after the fiscal quarter ending September 30, 2009 (and only during such fiscal quarter), if the last reported sale price of Penson’s common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is equal to or more than 120% of the conversion price of the Notes on the last day of such preceding fiscal quarter; (2) during the five business-day period after any five consecutive trading-day period in which the trading price per $1,000 principal amount of the Notes for each day of that period was less than 98% of the product of the last reported sale price of Penson’s common stock and the conversion rate of the Notes on each such day; (3) upon the occurrence of specified corporate transactions, including upon certain distributions to holders of Penson’s common stock and certain fundamental changes, including changes of control and dispositions of substantially all of Penson’s assets; and (4) at any time beginning on March 1, 2014. Upon conversion, Penson will pay or deliver, as the case may be, cash, shares of Penson’s common stock or a combination thereof at Penson’s election. The initial conversion rate for the Notes will be 101.9420 shares of Penson’s common stock per $1,000 principal amount of Notes, equivalent to an initial conversion price of approximately $9.81 per share of common stock. Such conversion rate will be subject to adjustment in certain events but will not be adjusted for accrued or additional interest. In addition, the Indenture provides that, in no event will Penson issue shares upon conversion of Notes that exceed 19.99% or more of its common stock outstanding as of June 3, 2009 unless it has obtained stockholder approval in accordance with NASDAQ listing standards.
          Following certain corporate transactions, Penson will increase the applicable conversion rate for a holder who elects to convert its Notes in connection with such corporate transactions by a number of additional shares of common stock.
          Penson may not redeem the Notes prior to their stated maturity date. If Penson undergoes a fundamental change, holders may require it to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest, including any additional interest, to, but excluding, the fundamental change purchase date.

          The Notes are unsecured obligations of Penson. The Indenture contains customary covenants, such as reporting of annual and quarterly financial results, and restrictions on certain mergers, consolidations and changes of control. The Indenture contains no financial covenants.
          The Indenture contains customary events of default, including failure to pay principal or interest, breach of covenants, cross-acceleration to other debt in excess of $20 million, unsatisfied judgments of $20 million or more and bankruptcy events, all subject to terms, including notice and cure periods, set forth in the Indenture.
          The Notes and the underlying common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          On June 3, 2009, Penson entered into the Indenture and issued $60 million aggregate principal amount of the Notes. The description of the Indenture and the Notes set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          Effective as of June 4, 2009, the Board of Directors of the Company adopted the Third Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws revise and update, among other things, the advance notice provisions to:
•	clarify the procedures for stockholders to provide advance notice of stockholder proposals at stockholders meetings, including nominations of directors at annual meetings or special meetings, and clarify that these advance notice procedures are the exclusive means for a stockholder to propose business, including nomination of directors, at a stockholder meeting, other than matters properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended;
•	provide that stockholders making proposals or nominations (or beneficial owners on whose behalf proposals or nominations are made) be stockholders (or beneficial owners, as applicable) at the time the notice is delivered to the Secretary of the Company and at the time of the meeting, and to require such stockholder to disclose all ownership interests, hedges, short positions, economic and profit incentives and rights to vote with respect to securities of the Company;
•	clarify and expand the information that stockholders submitting proposals are to include in stockholder notices, the disclosures to be made by persons nominated by stockholders as directors, and the disclosures to be made by the nominating stockholders regarding themselves and their nominees; and
•	require that disclosures by stockholders be updated and supplemented, if necessary, so as to be accurate as of the record date for a meeting and as of shortly prior to the meeting.
          In addition to updating the advance notice provisions, the Amended and Restated Bylaws also amend the Company’s existing bylaws to, among other things, clarify the procedures for adjournment of stockholder meetings by officers, clarify the duration stockholder proxies and revise the voting requirements at stockholders meetings to conform more closely to statutory provisions.
          A copy of the Third Amended and Restated Bylaws is attached hereto as Exhibit 3.2 and incorporated herein by reference. The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Third Amended and Restated Bylaws.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Penson Worldwide, Inc., effective as of June 4, 2009

4.1	Indenture, dated June 3, 2009, between Penson Worldwide, Inc. and U.S. Bank National Association

4.2	Form of 8.00% Senior Convertible Note due 2014

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLWIDE, INC.
Date: June 5, 2009	By:	/s/ Philip A. Pendergraft
		Name:	Philip A. Pendergraft
		Title:	Chief Executive Officer